Q2 2021 Earnings August 2021 Exhibit 99.2

Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein (including, but not limited to, statements to the effect that Sprouts Farmers Market, Inc. (the “Company”) or its management "anticipates," "plans," "estimates," "expects," "believes," or the negative of these terms and other similar expressions) that are not statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s guidance, outlook, strategy, financial targets, growth and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this presentation. These risks and uncertainties include, without limitation, risks associated with the COVID-19 pandemic; the Company’s ability to execute on its long-term strategy; the Company’s ability to successfully compete in its competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its comparable store sales and operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the date of this presentation and does not undertake to update or revise them as more information becomes available, except as required by law. Non-GAAP Financial Measures We refer to EBIT, adjusted EBIT, adjusted EBIT Margin, and adjusted diluted earnings per share, each of which is a Non-GAAP Financial Measure. These measures are not prepared in accordance with, and are not intended as alternatives to, generally accepted accounting principles in the United States, or GAAP. The Company's management believes that such measures provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company, and certain of these measures may be used as components of incentive compensation. The Company defines EBIT, as net income before interest expense and provision for income tax, and adjusted EBIT as EBIT, excluding the impact of special items. Adjusted EBIT Margin reflects adjusted EBIT, divided by net sales for the applicable period. The Company defines adjusted diluted earnings per share as diluted earnings per share excluding the impact of special items. Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. To the extent forward looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Jack Sinclair CEO

4 New Aurora, CO and Orlando, FL Distribution Centers Support our Growth Strategy Focused on Fresh, Local and Organic Offerings The addition of the Colorado DC is resulting in an uptick of produce sales in this region

Smaller More Efficient Box Approximately 20% Cheaper to Build than our Current Format New Store Format – Highlighting Innovative & Fresh Products, Attribute Messaging, and a Treasure Hunt Experience

Cultivating Partnerships with Up-and-Coming Vendors in the Food Industry New products creating a treasure hunt experience, highlighted by our “Find a New Favorite” Building an Innovation Network

Denise Paulonis CFO

YTD NET SALES $3.1B YTD ADJUSTED DILUTED Earnings Per Share $1.22 Ongoing Strategic Changes are Producing Solid YTD Financials 8 ($ in mm) (1) See the Appendix to this presentation for a reconciliation of adjusted diluted EPS to net income

($ in mm) Structurally Improved Margin Profile 9 YTD ADJUSTED EBIT & Adjusted EBIT Margin(1) See the Appendix to this presentation for a reconciliation of EBIT to adjusted EBIT. For 2017,2018, & 2021 adjustments to EBIT were immaterial; thus only EBIT is presented.

Ecommerce Remains Here to Stay and Sales Appear to be Settling at New Levels Ecommerce Penetration Customers can now shop how they like – In-Store, Pick-up, or Delivery ($ in mm)

2021 Annual Outlook 11 Sales down low single digits 13-20 New Stores, subject to equipment delays (5%) to (7%) Comps Adjusted EBIT $305M to $325M Adjusted EPS $1.90 to $2.02 Capex $110M to $125M Approximately 25% Corporate Tax Rate

Appendix

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES NON-GAAP MEASURE RECONCILIATION (UNAUDITED) (IN THOUSANDS) The following table shows a reconciliation of EBIT and adjusted EBIT to net income, as well as a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the twenty-six weeks ended July 4, 2021, June 28, 2020, June 30, 2019, July 1, 2018, and July 2, 2017: Appendix Includes professional fees related to strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge. Includes the direct costs associated with store closures and relocation. After-tax impact includes the tax benefit on the pre-tax charge.   Twenty-six Weeks Ended Twenty-six Weeks Ended Twenty-six Weeks Ended Twenty-six Weeks Ended Twenty-six Weeks Ended July 4, 2021 June 28, 2020 June 30, 2019 July 1, 2018 July 2, 2017 Net income $ 144,062 $ 158,812 $ 91,735 $ 108,333 $ 87,255 Income tax provision 46,894 52,976 28,713 20,764 39,115 Interest expense, net 5,929 8,564 10,440 12,604 9,838 Earnings before interest and taxes (EBIT) 196,885 220,352 130,888 141,701 136,208 Special Items: Strategic initiatives (1) - 4,617 - - - Store closures (2) - - 508 - - Total Special Items - pre tax - 4,617 508 - - Adjusted EBIT $ 196,885 $ 224,969 $ 131,396 $ 141,701 $ 136,208 Net income $ 144,062 $ 158,812 $ 91,735 $ 108,333 $ 87,255 Special Items: Strategic Initiatives, net of tax $ - $ 3,431 $ - $ - $ - Store closures, net of tax (2) - - 377 - - Adjusted Net income $ 144,062 $ 162,243 $ 92,112 $ 108,333 $ 87,255 Diluted EPS $ 1.22 $ 1.35 $ 0.76 $ 0.82 $ 0.62 Adjusted Diluted EPS $ 1.22 $ 1.38 $ 0.76 $ 0.82 $ 0.62 Diluted Weighted Average Shares Outstanding 118,265 117,997 121,231 131,949 140,147